                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated January 21, 1998 included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-1658, No. 333-13693, No. 333-13695 and No. 333-41371 on Form S-8.

                                      ARTHUR ANDERSEN LLP

Portland, Oregon,
March 30, 1998











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